UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 9, 2010 (August 3, 2010)

UNIVERSAL CORPORATION

(Exact name of Registrant as specified in charter)

Virginia	001-00652	54-0414210
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

9201 Forest Hill Avenue, Richmond, Virginia		23235
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code

(804) 359-9311

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of the Company (the “Meeting”) was held on August 3, 2010.

At the Meeting, the shareholders elected four directors to serve three-year terms. The Company had outstanding, as of June 15, 2010, 24,153,484 shares of Common Stock, each of which was entitled to one vote. The majority of the shares entitled to vote constituted a quorum. Each of the four directors received more than a 78% majority of the votes of the outstanding shares. The voting with respect to each nominee was a follows:

Nominee	Votes For	Votes Withheld	Broker Nonvotes

Chester A. Crocker	19,155,998	119,434	0

Charles H. Foster, Jr.	19,056,795	218,638	0

Thomas H. Johnson	19,094,293	181,140	0

Jeremiah J. Sheehan	19,091,999	183,434	0

The terms of office of the following directors continued after the Meeting: George C. Freeman, III, Eddie N. Moore, Jr., Hubert R. Stallard, John B. Adams, Jr., Robert C. Sledd and Eugene P. Trani.

No other matters were voted upon at the Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2010

UNIVERSAL CORPORATION

By:	/s/ Preston D. Wigner
Preston D. Wigner
Vice President, General Counsel, Secretary, and Chief Compliance Officer